EXHIBIT 10.9(b)


                            M.D.C. HOLDINGS, INC.
                       EMPLOYEE EQUITY INCENTIVE PLAN

                         RESTRICTED STOCK AGREEMENT


         THIS AGREEMENT, made as of the 19th day of November, 1999, is between M.D.C. HOLDINGS, INC., a Delaware corporation (the "Company") and
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("Employee").

         1.       Award.

                  (a) Number of Shares. Pursuant to the M.D.C. Holdings, Inc. Employee Equity Incentive Plan (the "Plan"), the Company hereby grants to the
Employee       shares (the "Restricted Shares") of the Company's $0.01 par value
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common stock (the  "Stock"),  effective as of November 19, 1999 (the  "Effective
Date"). As of the Effective Date, the Stock had a value of $15.56 per share, subject to the restrictions described in this Agreement.

                  (b) Issuance of Restricted Shares. The Restricted Shares shall be issued upon the Employee's acceptance of this Agreement and upon satisfaction of the conditions of this Agreement and the Plan.

                  (c) Incorporation of Plan. The Employee acknowledges receipt of a copy of the Plan and agrees that this award of Restricted Stock shall be subject to all of the terms and conditions of the Plan, which is incorporated in this Agreement by reference.

         2.       Restrictions.

                  (a) Forfeiture Restrictions. The prohibition against transfer and the obligation to surrender and forfeit the Restricted Shares upon termination of employment described below are referred to in this Agreement as "Forfeiture Restrictions." The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated, or otherwise transferred, encumbered or disposed of to the extent then subject to Forfeiture Restrictions. If, prior to the lapse of the Forfeiture Restrictions the employee resigns or is terminated for cause (as determined pursuant to Section 4.6(viii) of the Plan ("Cause"), the Employee shall, for no consideration, forfeit to the Company the Restricted Shares that at that time remain subject to the Forfeiture Restrictions. The immediately preceding sentence shall not apply in any case of termination of employment upon death, disability (as defined in section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), termination of employment by the Company other than for Cause or retirement in accordance with the Company's then-current retirement policy. The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.

                  (b) Vesting: Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall not begin to lapse until the first anniversary of the Effective Date and shall lapse as to the Restricted Shares in accordance with the following schedule, provided that the Employee has

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been  continuously  employed by the Company from the Effective  Date through the date of incremental vesting:

Anniversary of the                Lapse of                    Cumulative
Effective Date              Forfeiture Restriction         Unrestricted Stock
--------------              ----------------------         ------------------
First                                25%                          25%
Second                               25%                          50%
Third                                25%                          75%
Fourth                               25%                          100%

Notwithstanding the foregoing vesting schedule, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the earliest of:

                 (i) the closing of a Transaction (as defined in section 8.4 of the Plan); provided, however, that the Forfeiture Restrictions shall lapse only if the income that would be recognized by the Employee upon such lapse, including any "parachute payments" (within the meaning of section 280G of the Code), continues to be deductible by the Company. For the purpose of this Agreement, parachute payments shall be computed using only the income resulting from the lapse of the Forfeiture
         Restrictions under this Agreement and shall exclude income from any other source that may be treated as a parachute payment.

                 (ii) the Employee's termination of employment on account of death, disability (within the meaning of section 22(e)(3) of the Code), termination of Employee's employment by the Company other than for Cause or retirement pursuant to the Company's then-current retirement policy, if any.

                (iii) If the Employee voluntarily resigns or is terminated for Cause, all Restricted Shares that are then subject to Forfeiture Restrictions shall be forfeited.

                  c. In the event of the lapse of Forfeiture Restrictions pursuant to Section 2(b)(ii) only, the Company shall have the right, in its sole discretion, but not the obligation, to repurchase from the Employee the Restricted Shares that at that time would, but for the occurrence of one of the events set forth in Section 2(b)(ii), have remained subject to Forfeiture Restrictions, at the Fair Market Value of the Stock (as defined in the Plan) on the date of the Employee's termination of employment.

         3. Certificate. A certificate evidencing the Restricted Shares shall be issued in the name of the Employee or, at the sole option of the Company, in the name of a nominee. The Employee shall have the right to vote the Restricted Shares and to receive dividends with respect to the Restricted Shares unless and until the Restricted Shares are forfeited pursuant to the terms of this Agreement. The certificate shall bear a legend evidencing the nature of the restrictions and

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the Company shall cause the  certificate to be delivered to the Secretary of the
Company, or such other escrow agent as the Company may appoint, who shall retain physical custody of such certificate until the Forfeiture Restrictions lapse or the Restricted Shares are forfeited pursuant to this Agreement. Upon the request of the Company, the Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions. Upon the lapse of the Forfeiture Restrictions prior to the forfeiture of the affected Restricted Shares, the Company shall cause a new certificate or certificates in the name of the Employee that shall not bear a legend representing the number of shares as to which the Forfeiture Restrictions have then lapsed. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock, whether or not restricted, may be postponed until any required withholding taxes have been paid to the Company and for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

         4. Tax Withholding. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to the Employee for federal, state, or local income tax purposes, the Employee shall make arrangements with the Company, including but not limited to the delivery of the amount of money or number of unrestricted shares of Stock, as the Company may require to meet its withholding obligations under applicable tax laws and regulations. Any election by the Employee to have shares of Stock withheld shall be subject to the sole discretion of the Company, and shall otherwise be made in accordance with section 8.8 of the Plan. If the Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to the Employee any tax required to be withheld by reason of such income.

         5. Securities Laws. The Employee agrees that the Restricted Shares are not to be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. Employee also agrees (i) that the certificates representing the Restricted Shares may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if, in the opinion of counsel satisfactory to the Company, such proposed transfer would constitute a violation of any applicable securities law, and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the Restricted Shares.

         6.       Employment

                  (a) Employment Relationship. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company as long as the Employee remains either an employee of the Company, any successor corporation, or a parent or subsidiary corporation (as defined in section 424 of the Code).

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                  (b) No Guarantee.  Nothing  contained in this Agreement  shall confer upon the Employee any rights with respect to the continuation of his employment by the Company, or interfere with or restrict in any way the right of the Company at any time to terminate such employment (subject to the other terms of this Agreement and the terms of the Employee's Change in Control Agreement).

         7. Committee's Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying, or altering any of the powers, rights, or authority vested in the Company's Board of Directors or its Compensation Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan, including without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.

         8.       General.

                  (a) Notices. All notices under this Agreement shall be given by certified mail or personal delivery and shall be effective when delivered or, on the third day after deposit in the United States mails with adequate postage, addressed as follows:

                           (i) If intended for the Employee, to the Employee's home address as listed in the records of the Company.

                           (ii) If intended for the Company, to the address of the principal business office of the Company, at 3600 South Yosemite Street, Suite 900, Denver, Colorado 80237, Attention: Chief Financial Officer.

                  (b) Entire Agreement; Amendments. This document sets forth the entire agreement between the parties. No provision of this Agreement may be altered, amended, or revoked except by an instrument signed by the Employee and the Company.

                  (c) Binding  Effect.  This  Agreement  shall  extend to and be
binding   upon  and  shall  inure  to  the   benefit  of  the  heirs,   personal
representatives, and successors of the parties.

                  (d) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

                  (e) Governing Law. This Agreement shall be governed by the laws of the State of Colorado.

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         IN WITNESS  WHEREOF,  the parties have  executed  this  Agreement to be effective as set forth above.

                                         M.D.C. HOLDINGS, INC.


                                         By:
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                                         THE EMPLOYEE


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                                         [PRINT NAME]


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